                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - OCTOBER 13, 1995



                        TEXAS UTILITIES ELECTRIC COMPANY



             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            TEXAS                         0-11442              75-1837355
(STATE OR OTHER JURISDICTION            (COMMISSION         (I.R.S. EMPLOYER
     OF INCORPORATION)                  FILE NUMBER)       IDENTIFICATION NO.)

              ENERGY PLAZA, 1601 BRYAN TOWER, DALLAS, TEXAS 75201
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (214) 812-4600
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ITEM 5. OTHER EVENTS

Reference is made to the Annual Report on Form 10-K of Texas Utilities Electric Company (Company) for the year ended December 31, 1994 in Item 2. Properties under Capital Expenditures, in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation and in Item 8. Financial Statements and Supplementary Data under Note 12 to Financial Statements. Reference is also made to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 in Item 1. Financial Statements under Note 7 to Condensed Financial Statements and in Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operation, and to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 in Item 1. Financial Statements under Note 6 to Condensed Financial Statements and in
Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operation.

It was announced on October 13, 1995 that the Company had recorded the impairment of several non-performing assets. The total impairment was $316 million after tax, which has been included in results for the Company for the quarter ended September 30, 1995. The impaired assets include the Company's partially completed Twin Oak and Forest Grove lignite generating units, as well as several minor assets. The Twin Oak and Forest Grove plants no longer fit the Company's capacity needs due to changes in load growth patterns and availability of alternative generation. Such plant impairment has been measured based on management's expectations that these assets will either be sold or constructed outside the traditional regulated business. The Company remains in a strong cash flow position and plans to use this cash flow to continue to aggressively buy back its long term debt and preferred stock.


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TEXAS UTILITIES ELECTRIC COMPANY



                                   By:  /s/ H. DAN FARELL
                                      ------------------------------------------
                                            H. Dan Farell, Senior Vice President

Date: October 17, 1995